--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================

        PERIOD 35                                                   PAGE # 1
DETERMINATION: 10-Aug-99                                        Beginning 7/1/99
 DISTRIBUTION: 16-Aug-99                                          Ending 7/31/99
         TIME: 8/25/99 18:47


                                         CLASS A 6.61% ASSET BACKED CERTIFICATES
                                         CLASS B 6.76% ASSET BACKED CERTIFICATES


                        ORIG PRINCIPAL      BEG PRINCIPAL       PRINCIPAL          INTEREST           TOTAL          END PRINCIPAL
       CLASS                BALANCE            BALANCE         DISTRIBUTION      DISTRIBUTION      DISTRIBUTION         BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
         A            $1,478,422,107.71    $314,250,119.54    $22,315,050.25    $1,730,994.41    $24,046,044.66    $291,935,069.29
         B               $45,725,000.00      $9,719,204.43       $690,165.32       $54,751.52       $744,916.84      $9,029,039.11


-----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS    $1,524,147,107.71    $323,969,323.97    $23,005,215.57    $1,785,745.93    $24,790,961.50    $300,964,108.40
-----------------------------------------------------------------------------------------------------------------------------------


                          FACTOR INFORMATION PER $1,000


                         PRINCIPAL              INTEREST          END PRINCIPAL
       CLASS            DISTRIBUTION          DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
         A              15.09382884            1.17083910          197.46395009
--------------------------------------------------------------------------------
         B              15.09382876            1.19740886          197.46394992
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Totals      15.09382884            1.17163620          197.46395009
--------------------------------------------------------------------------------

           IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE
                           ADMINISTRATOR LISTED BELOW

================================================================================

                                            KIM COSTA
                                            THE CHASE MANHATTAN BANK - ASPG
                                            450 WEST 33RD STREET, 15TH FLOOR
                                            NEW YORK, NEW YORK 10001
                                            (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================


           PERIOD 35                                                     PAGE #2
   DETERMINATION: 10-Aug-99                                     Beginning 7/1/99
    DISTRIBUTION: 16-Aug-99                                       Ending 7/31/99
            TIME: 8/25/99 15:23

                                                                      per $1000
Section 5.8 (iii)   Servicing Fee                     $269,974.44     .17713148

------------------------------------------------------------------------------------------------------------------------------------
   Class        Principal        Interest           Total       Prin (per $1000/orig)   Int (per $1000/orig)  Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
     A       $22,315,050.25    $1,730,994.41    $24,046,044.66          15.09382884            1.17083910            16.26466794
     B          $690,165.32       $54,751.52       $744,916.84          15.09382876            1.19740886            16.29123762

------------------------------------------------------------------------------------------------------------------------------------
   Total     $23,005,215.57    $1,785,745.93    $24,790,961.50          15.09382884            1.17163620            16.26546504
------------------------------------------------------------------------------------------------------------------------------------



Section 5.8 (v)         Pool Balance at the end of the Collection Period                               $300,964,108.40


Section 5.8 (vi)        Aggregate Net Losses for Collection Period                                         $141,590.37


Section 5.8 (vii)       Carryover Shortfall for Collection Period
                                                Class A Interest                                                  0.00
                                                Class B Interest                                                  0.00
                                                Class A Principal                                                 0.00
                                                Class B Principal                                                 0.00
                                                  TOTAL                                                           0.00


Section 5.8 (viii)      Reserve Account Balance after Disbursement                                      $11,431,103.00



Section 5.8 (ix)        Specified Reserve Account Balance                                               $11,431,103.00



Section 5.8 (x)         Repurchase Amounts for Repurchased Receivables
                                                Seller                                                           $0.00
                                                Servicer                                                   $215,026.81
                                                  TOTAL                                                    $215,026.81



Section 5.8 (xi)        Advance Summary for Collection Period
                               Unreimbursed Advances for Period                                          $4,163,400.49
                               Unreimbursed Advances for Previous Period                                 $4,197,942.85
                               Change from Previous Period                                                 ($34,542.36)

                               Reimbursed Advance from Collections                                         $400,773.99
                               Reimbursed Advance from Liquidation Proceeds                                  $6,427.70
                               Reimbursed Advance from Reserve Account Withdrawals                               $0.00


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK